                                                                                                                            Exhibit 10.11

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT,
AND ASSIGNMENT OF RENTS AND LEASES

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

1. PARTIES AND PROPERTY CONVEYED

1.1    Quest Oil Corporation, a Nevada corporation (“Quest”), and its wholly owned subsidiary, and Wallstin Petroleum, LLC, a Texas limited liability company (“Wallstin”), hereafter called Grantors (whether one or more), for the purpose of securing the indebtedness described on Exhibit “A” attached hereto, have granted, sold and conveyed to _________________, Trustee, whose address is ______________________________, and to his or her substitutes or successors, for and on behalf of the persons and entities described in Exhibit “A” attached hereto (hereafter collectively referred to as "Beneficiary"), all of the property described in Exhibit "B" attached to this agreement, and situated in Eastland and McCullough Counties, Texas (hereafter designated as the "Property").

1.2    Grantors hereby also convey to the Trustee named above the following described Property and a security interest in that Property as follows:

(a) The Property, described in Exhibit "B," together with any and all improvements, fixtures, equipment, property, and proceeds from the use or sale of these items on the Property or hereafter placed on that property, including, but not limited to all engines, motors, pumps, pump-jacks, tanks, heating equipment, pipelines, flow lines, separators, gauges, meters, machinery and other personal property used or furnished in connection with the operation, use and enjoyment of such real Property and the improvements on it, and all renewals, replacements, substitutions, and additions thereto, all of which property and fixtures shall be deemed to be a part of and affixed to the Property; and

(b) All rents, royalties and proceeds from the Property, including all profits and income from the oil, gas, and other hydrocarbons produced from the Property, and/or received from the improvements described above; and

(c) All rights and privileges incident or pertaining to the Property.

1.3    The expression “Grantors’ successors" as used in this agreement shall mean each, every and all of the Grantors’ heirs, executors, administrators, personal representatives, successors and assigns.

2. PURPOSE

2.1    In order to permit the Trustee and his or her assigns or successors to hold the Property together with all of the rights and privileges that go with the Property, Grantors bind themselves, their heirs, executors, administrators, and assigns to warrant and forever defend the Property unto the Trustee, his or her substitutes or successors and assigns forever, against the claim, or claims, of all persons who claim the Property or any part of it.

2.2    In addition to the Lien created above, Grantors grant to the Beneficiary, and all successors and assigns, a security interest in:

(a) each and every part of the Property, including, but not limited to, fixtures or personal property; and

(b) all rents, revenues, royalties and other proceeds from the Property, including, but not limited to, the use, rent, sale, lease or other disposition of the Property; and

(c) any and all sums, proceeds, funds and reserves described or referred to in this agreement, providing that this grant of a security interest in proceeds shall not be deemed to authorize any action otherwise prohibited by this agreement.

3. DEBT SECURED

3.1    This conveyance and Deed of Trust are made in Trust to secure payment of the indebtedness (hereinafter the “Debt”) executed by Grantors and payable to the persons and entities described in Exhibit “A” attached hereto, plus:

(a) any and all renewals or extensions of the Exhibit “A” indebtedness or any part thereof;

(b) all loans and advances that Beneficiary may hereafter make to the Grantors, and any and all renewals or extensions of these amounts; and

(c) all other debts, obligations, and liabilities owed by Grantors to Beneficiary, regardless of whether such debts, obligations and liabilities are direct or indirect, primary or secondary, joint, several, joint and several, fixed, or contingent, and regardless of whether such present or future debt, obligations and liabilities may, prior to their acquisition by Beneficiary, be or have been payable to, or be or have been in favor of, some other person, or have been acquired by Beneficiary in a transaction with one other than Grantors, together with any and all renewals and extensions of such debts, obligations, and liabilities, or any part thereof.

(d) The words "Secured Indebtedness", “Debt” or “indebtedness” shall mean all of the indebtedness, obligations and liabilities described or referred to in this instrument. The word "Holder" shall also mean the holder of the Secured Indebtedness, Debt or indebtedness.

3.2    The Debt secured in this Agreement is payable as set forth in the individual instruments which together constitute the Debt.

3.3    This conveyance is also made in trust to secure and enforce the payment of all other indebtedness of Grantors to Beneficiary presently existing or which may in any manner or means hereafter be incurred by Grantors.

3.4 It is also expressly agreed and understood that any and all sums now owed to or advanced in the future by the Beneficiary to Grantors shall be payable as set forth in the instruments which together constitute the Debt, and shall bear interest as provided therein.

3.5    Default under any Security Agreement signed by Grantors in favor of the Beneficiary shall be an event of default under this agreement, and the breach of any covenant under such Security Agreement shall give Beneficiary the right to accelerate the payment under each and all instruments constituting the Debt, and to invoke all of the rights under those instruments, Security Agreements, and accompanying Deeds of Trust, including this Deed of Trust.

3.6    The Liens created by this agreement shall continue in full force and effect until expressly released by the Beneficiary, regardless of whether the debt secured hereby may from time to time be paid in part or in full.

3.7    Should Grantors do and perform all of the covenants and agreements in this instrument contained, and make prompt payment of all indebtedness as it shall become due and payable, then subject to any "future advances" or "other indebtedness" clauses contained in this agreement, this conveyance shall become null and void and of no further force and effect, and may be released, at the expense of Grantors, by the Beneficiary, Secured Party, or Lender interchangeably (whether one or more).

4. ASSIGNMENT OF RENTS AND REVENUE

4.1    As further security for the payment of the above-described indebtedness, Grantors hereby transfer, assign, and convey unto Beneficiary all rents, royalties, and revenues that may issue from the Property and from the oil, gas and other hydrocarbons that may be produced therefrom in accordance with the following terms and provisions.

(a) In the event of any default in respect of the Debt, Beneficiary, its agent or representative, is hereby authorized, at its option, to collect rents, revenues, royalties and other proceeds, and apply them, less the reasonable costs and expenses of collection, to the payment of the indebtedness, whether then matured or to mature in the future, and in such manner as Beneficiary may elect.

(b) The collection of rents, royalties and revenues by Beneficiary shall not constitute a waiver of his or her right to accelerate the maturity of the indebtedness, nor of his or her right to proceed with the enforcement of this Deed of Trust.

4.2    The transfer of rents, royalties, revenues, profits and income from the Property is specific in nature and irrevocable.

(a) So long as no default exists in the punctual payment of the indebtedness or in the keeping and performance of Grantors' covenants and obligations as stated in this document, Grantors may collect and retain the currently accruing rents, royalties, revenues, profits and income from the Property.

(b) In the event, however, any of the indebtedness is not paid at its maturity, regardless of how such maturity may be brought about, or if default is made in the keeping or performance of any of Grantor's covenants and obligations, then at such time or at any time thereafter, while such or any subsequent default continues, any Holder of the Debt may, personally or through an agent selected by the Holder, take, or have the Trustee take, possession and control of the Property, and receive and collect all rents, royalties, revenues, profits and income accrued or accruing, as long as any of the indebtedness remains unpaid or until foreclosure of the Lien.

(c) Any amount collected prior to the sale of the Property shall be applied first to the expenses incident to such possession, control and collection, and second to the payment of the indebtedness.

(d) The Holder of the indebtedness, its agent, or the Trustee may use against Grantors or any other persons, such lawful or peaceable means as they may see fit to enforce the collection of any such rents, royalties, revenues, profits and income, and to secure possession of the Property, and may settle or compromise on any terms the Holder or the Trustee sees fit.

(e) The Holder or the Trustee may institute and prosecute to final conclusion actions of forcible entry and detainer, or actions of trespass to try title, or actions for damages, or any other appropriate actions in the name of the Holder or in the name of Grantors or the Trustee, and may settle, compromise, or abandon any such actions as the Holder or the Trustee may see fit.

(f) The Grantors bind themselves to take whatever lawful or peaceful steps the Holder or the Trustee may ask them to take for such purposes; provided, however, neither the Trustee nor the Holder of said indebtedness shall be required to collect any such rents, royalties, or income or be liable or chargeable for failure so to do.

5. CREATION OF SECURITY INTEREST

5.1    It is understood and agreed that by this document Grantors, in addition to fixing and creating a Deed of Trust Lien upon and against the Property, have also created and granted to the Beneficiary, pursuant to the Uniform Commercial Code of Texas, a Security Interest in the Property.

5.2     Without limiting any of the provisions of this document, the Grantors, as Debtors, and referred to in this paragraph as "Debtors" (whether one or more), expressly grant to the Holders of the Debt described in this agreement, as Secured Party (and in this paragraph called "Secured Party," whether one or more), a secured interest in all the Property to the full extent that such Property may be subject to the Uniform Commercial Code (specifically, Chapter 9, Business and Commerce Code of Texas, as amended) (hereinafter called the "Uniform Commercial Code"), and covenant and agree with the Secured Party that:

(a) In addition to any other remedies granted in this document to the Secured Party or Trustee, the Secured Party may, in event of any default, proceed under the Uniform Commercial Code as to all or any part of the personal property (tangible or intangible) and fixtures included in or on the Property (such Property and fixtures being herein referred to as the "Collateral"), and shall have and may exercise with respect to the Collateral all the rights, remedies, and powers of a Secured Party under the Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease, or utilize the Collateral, and any part or parts thereof, in any manner authorized or permitted under the Uniform Commercial Code after default by a debtor, and to apply the proceeds first towards payment of any costs, expenses, attorney's fees, and legal expenses thereby incurred by Secured Party, and second towards payment of the indebtedness described in this agreement.

(b) Secured Party shall, in the event of default, have the right to take possession of the Collateral, and to enter upon the premises where it is located, without being deemed guilty of trespass and without liability for damages, and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease, or other use or disposition as authorized in this agreement.

(c) To the extent permitted by law, Debtors expressly waive any notice of sale or other disposition of the Collateral, and any other rights or remedies of a debtor, or formalities prescribed by law, relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default. To the extent any such notice is required and cannot be waived, Debtors agree that if such notice is mailed postage prepaid to the Debtors at the address shown opposite their signatures at least five days before the time of the sale of disposition, such notice shall be deemed reasonable and shall fully satisfy any notice requirement.

(d) The Secured Party is also expressly granted the right, at its option, to transfer at any time to itself or to its nominee, the Collateral, or any part of it, or to receive the monies, income, proceeds or benefits attributable or accruing to it, and to hold the Collateral as security for the indebtedness or to apply it to the principal and interest or other amounts owing on any of the indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshaling of assets of Debtors, including any such right with respect to the Collateral are hereby waived.

(e) No other proof than this document is necessary to establish the full legal propriety of the sale or other action, or of any fact, condition, or thing incident thereto, and all prerequisites of such sale or other action, and of the fact, condition, or thing incident thereto, shall be presumed conclusively to have been performed or to have occurred.

(f) Secured Party may require Debtors to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, selling, leasing or otherwise using or disposing of the Collateral, that are incurred or paid by Secured Party as authorized or permitted under this agreement, including all attorney's fees, legal expenses, and costs, shall be added to the indebtedness secured by this document and the Debtors shall be liable for them.

(g) This Deed of Trust and Security Agreement, upon being filed for record in the real estate records, shall operate also as a financing statement upon item of Collateral that are, or may become, fixtures.

(h) Any copy of this document that is signed by Debtors may also serve as a Financing Statement under the Uniform Commercial Code between the Debtors, whose addresses are set forth opposite their respective signatures, and the Secured Party, whose address is set forth.

(i) So long as any amount remains unpaid on any indebtedness described in this agreement, Debtors will not execute, and there will not be filed in any public office, any Financing statement or statements affecting the Collateral, other than Financing Statements in favor of Secured Party, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

(j) Secured Party is authorized to file a Financing Statement signed only by Secured Party covering the Collateral. At the request of Secured Party, Debtors agree to join Secured Party in executing one or more Financing Statements, pursuant to the Uniform Commercial Code, in a form satisfactory to Secured Party, and will pay the cost of filing and recording these documents as a Financing Statement in all public offices, at any time, and from time to time, whenever filing or recording of any Financing Statement or of this document is deemed by Secured Party to be necessary or desirable.

6. GRANTORS' COVENANTS

Grantors covenant and agree as follows:

6.1    Grantors are lawfully seized of the Property, and have the right to convey it; that the Property is free from all Liens and encumbrances, recorded or unrecorded, except as provided for by this agreement.

6.2    Grantors will protect the title and possession of the Property and will pay, when due, all taxes and assessments now existing or hereafter levied or assessed on the Property, and will preserve and maintain the Lien created by this agreement as a first and prior Lien on the Property, including any improvements made to or on the Property.

6.3    Grantors will keep the improvements on the Property in good repair and condition, and not permit or commit any waste on it.

6.4    Grantors will insure and keep the Property, and all improvements now or hereafter created upon it, insured against loss or damage by fire and windstorm, and any other hazard or hazards, as may be reasonably required from time to time by Beneficiary during the term of the indebtedness secured by this agreement, and name the Trustee of this Deed of Trust as the policy beneficiary to the extent of the original amount of indebtedness secured, or to the extent of the full insurable value of the improvements, whichever is the lesser, in such form and with such insurance company or companies as may be approved by the Beneficiary, and deliver to the Beneficiary the policies of such insurance, having attached to the policies such mortgage indemnity clauses as Beneficiary shall direct, and deliver renewals of such policies to Beneficiary at least ten days before any such insurance policies shall expire.

(a) Any proceeds that Beneficiary may receive under any such policy, or policies, may be applied by Beneficiary, at its option, to reduce the indebtedness secured by this agreement, whether then matured or to mature in the future, and in such manner as Beneficiary may elect.

(b) Beneficiary may at its sole option permit Grantors to use the proceeds of any policy to repair or replace all improvements damaged or destroyed and covered by the policy.

6.5    In the event Grantors fail to keep the improvements on the Property hereby conveyed in good repair and condition, or to pay promptly, when due, all taxes and assessments, or to preserve the prior Lien of this Deed of Trust on the Property, or to keep the building and improvements insured as required by this agreement, or to deliver the policy, or policies, of insurance, or their renewal, to Beneficiary, as required, then Beneficiary may, at its option, but without being required to do so, make such repairs, pay such taxes and assessments, remove any prior Liens, and prosecute or defend any suits in relation to the preservation of the prior Lien of this Deed of Trust on the Property, or insure and keep insured the improvements on the Property in an amount not to exceed that above-stipulated.

Any sums that may be so paid out by Beneficiary, and all sums paid for insurance premiums, including the costs, expenses and attorney's fees paid in any suit affecting the Property when necessary to protect the Lien, shall bear interest from the dates of such payments at the rate of 12% per annum, or such higher sum as may be deemed reasonable by a court of law, and shall be paid by Grantors to Beneficiary upon demand, at the same place at which the Note is payable, and shall be deemed a part of the debt secured by this agreement and recoverable as such in all respects.

6.6    Grantors shall comply with all restrictive covenants and all laws, ordinances, regulations and rules, whether state, federal, or municipal, applicable to the Property and its ownership, use and occupancy.

(a) Grantors have obtained all approvals, licenses, and permits necessary for the ownership, use, and occupancy of the Property.

(b) The Property does not lie within any area designated by any governmental authority as having flood hazard or flood prone characteristics.

6.7    Grantors shall not sell, transfer, mortgage, encumber, convey or otherwise alienate the Property or any part thereof, or any interest therein, by means of any instrument of conveyance, security or contract of any kind or character, without of the prior written consent of the Holder.

6.8    Upon breach of any of the covenants contained in this agreement, the Holder may, at its option, accelerate the maturity of all monies owed by Maker to Beneficiary.

6.9    If Grantors sell or transfer all or part of the Property without the Beneficiary's prior written consent, the Beneficiary may declare the entire indebtedness due and payable.

6.10    The Beneficiary may return at any time all payments tendered by Grantors or its successors in interest without waiving any rights given to it by this document.

6.11    The Beneficiary shall not be deemed to have waived its option to accelerate maturity of any or all sums secured by this Deed of Trust by accepting one or more payments from Grantor or its successor in interest.

6.12    Beneficiary may, at its option, require the payment of a processing fee for its services in processing a request for Beneficiary's consent to the transfer or assumption of the indebtedness secured by this Deed of Trust.

6.13    In the event the Beneficiary approves a future conveyance or encumbrance of the Property, or any part thereof, and title becomes vested in a person or entity other than Grantors, the Beneficiary may, without notice to Grantors, deal with such successor or successors in interest, legal or equitable, with reference to this Deed of Trust and the indebtedness secured hereby in the same manner as with Grantors, without in any way vitiating or discharging Grantors' liability under this agreement or on the Property.

6.14    No sale or mortgage of the Property, no forbearance on the part of the Beneficiary, and no extension of the time for the payment of indebtedness given by the Beneficiary shall operate to release, modify, change, or affect the original liability of Grantors, either in whole or in part.

7. GRANTORS’ REPRESENTATIONS

Grantors hereby further represent, agree, covenant and stipulate to the following:

7.1    They have executed on the date of this agreement a Warrant or other loan and security documents governing and controlling the indebtedness secured by this agreement, the use of the proceeds of the loan, and the performance of Grantors in regard to the indebtedness.

7.2    Each term, condition, right, and duty of such documents, if any, are incorporated into this agreement, and made a part of it as if expressly set forth in it.

7.3    Violation of any such document shall constitute material default under this agreement.

7.4    If any term or condition of any such document be determined illegal or unenforceable by a Court of competent jurisdiction, the balance of all remaining terms, conditions, rights, duties, and documents shall remain in full force and effect as if such illegal or unenforceable item had been omitted initially.

7.5    The rights and remedies of Beneficiary, its successors or assigns, created under this agreement and under the other said loan documents, are cumulative of, and in addition to, and not in lieu of, each other. Beneficiary, its successors or assigns, may exercise any or all of such rights and remedies as it may elect.

7.6    If any of the terms, covenants or conditions contained in any Security Agreement securing the indebtedness described by this agreement appear inconsistent, contradictory, or ambiguous, Grantors shall be bound by the decision of Beneficiary, its successors or assigns, as to whether such conflict does in fact exist; and

(a) if so, which term, covenant, or condition shall control; and

(b) no such inconsistency, ambiguity or contradiction, if the same shall be determined to exist by Beneficiary, its successors or assigns, shall render all or any part of any such document void, voidable, ineffective or in any way impair Beneficiary's rights and remedies thereunder.

8. DEFAULT AND REMEDIES

8.1    In the event of default in the payment of any installment, principal, or interest of the Debt secured by this agreement, or any other indebtedness that may be cross-collateralized in the agreements that evidence the Debt or this Agreement, in accordance with the terms of such agreement or agreements, or of a breach of any of the covenants contained herein or in the agreements evidencing the Debt to be performed by Grantors, Beneficiary may elect to declare the entire principal indebtedness, with all interest accrued thereon and all other sums secured by this agreement, immediately due and payable, and Grantors hereby expressly waive presentment and demand for payment.

(a) In the event of default in the payment of the indebtedness when due or declared due, it shall be the duty of the Trustee, or his or successor or substitute, at the request of the Beneficiary (which request is hereby conclusively presumed), to enforce this Trust by selling the Property secured by this Deed of Trust.

(b) Trustee shall advertise the time, place, and terms of the sale of the Property for at least 21 days preceding the date of sale by posting written or printed notice of the sale at the Courthouse door and filing the Notice in the County Clerk's office of the county where the Property is situated.

(c) The notice may be posted by the Trustee or by any person acting for him or her.

(d) Beneficiary (the holder of the indebtedness secured hereby), or Trustee shall, at least 21 days preceding the date of sale, serve written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the indebtedness secured by this Deed of Trust according to the records of Beneficiary.

(e) Such notice shall be enclosed in a postpaid envelope, properly addressed to such debtor at debtor's most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service.

8.2    The Trustee shall thereafter also send Grantors any other notice required by law.

8.3    The Trustee shall sell the Property then subject to the Lien at public auction, in accordance with the laws of this state and in accordance with the terms of the notice which states the time period that the property shall be sold.

(a) The property shall be sold at the Courthouse door of said county where such Property is situated, on the first Tuesday in any month between the hours of ten o'clock a.m. and four o'clock p.m., to the highest bidder for cash, cashier’s check or any other equivalent which is acceptable to the holder of the Note or the beneficiary, selling all of the Property as an entirety or in such parcels as the Trustee acting may elect, and make due conveyance to the Purchaser or Purchasers, binding Grantors, their heirs and assigns.

(b) If the Property is situated in more than one county, the notice shall be posted as provided at the Courthouse door of each of such counties where the Property is situated, and the Property may then be sold at the Courthouse door of any one of such counties, and the notices so posted shall designate the county where the Property will be sold.

(c) Out of the money arising from such sale, the Trustee shall first pay all the expenses of advertising the sale and making the conveyance, including a commission of five percent to himself or herself, which commission shall be due and owing in addition to the attorney's fees provided for in the Debt, and then pay to Beneficiary the full amount of principal, interest, attorney's fees and other charges due and unpaid on the Debt, and all other indebtedness secured hereby, giving the balance of the sales price, if any, to Grantors, their heirs or assigns.

(d) The recitals in the conveyance to the Purchase or Purchasers shall be full and conclusive evidence of the truth of the matters therein stated, and all prerequisites to the sale shall be presumed to have been performed, and such sale and conveyance shall be conclusive against Grantors, their heirs and assigns.

8.4    The affidavit of any person having knowledge that service of notice of such proposed sale was completed shall be prima facie evidence of the fact of service. In this respect and to the full extent they may legally do so, Grantors also expressly covenant, stipulate and agree that:

(a) The address of Grantors set out opposite their signature hereto shall conclusively be deemed and considered to be, and remain at all times, the most recent address of Grantors obligated to pay such indebtedness as shown by the records of the Holder of such indebtedness.

(b) Such address may be changed from time to time by express written notice of the change signed by all debtors obligated to pay such indebtedness and actually delivered to and received by the Holder of such indebtedness, setting forth a new address which shall conclusively be deemed and considered to be, and remain at all time thereafter, the most recent address of all debtors obligated to pay such indebtedness as shown by the records of the Holder of such indebtedness until such address is changed in the manner provided for.

(c) The records of the Holder of such indebtedness will not be deemed to reflect any change in the name or identity of the debtors obligated to pay the indebtedness (to whom notice of a proposed sale shall be required to be mailed as provided for above) unless and until express written notice of such changes by all debtors obligated to pay such indebtedness is actually delivered to and received by the Holder of the indebtedness, and no notice of the sale or sales other than the notices provided for by this agreement shall be required to be given to Grantors or any other person, and any other notice is expressly waived.

8.5    It is agreed that in the event a foreclosure under this agreement should be commenced by the Trustee, or his or her substitute or successor, Beneficiary may at any time before the sale of the Property direct the Trustee to abandon the sale, and may then institute suit for the collection of the Debt, and for the foreclosure of this Deed of Trust Lien. It is further agreed that if Beneficiary should institute such a suit it may, at any time before the entry of a final judgment in the suit, dismiss it and require the Trustee, or his or her substitute or successor, to sell the Property in accordance with the provisions of this Deed of Trust.

8.6    Beneficiary shall have the right to purchase at any sale of the Property if he or she is the highest bidder, and to have the amount for which such property is sold credited on the debt then owing.

8.7    Beneficiary is hereby authorized to appoint a substitute Trustee or a successor Trustee to act instead of the Trustee named in this agreement without other formality than the designation in writing of a substitute or successor trustee. The authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the indebtedness has been paid in full, or until the Property is sold. Each substitute and successor Trustee shall succeed to all of the rights and powers of the original Trustee.

8.8    Grantors expressly waive and renounce the benefit of all present and future laws providing for any appraisement before sale of any of the Property covered by this Deed of Trust, commonly known as "appraisement laws," and all present and future laws extending in any manner the time for enforcement of collection of the indebtedness secured hereby, commonly known as "stay laws" and "redemption laws."

8.9    If any sale is made of the Property, or any portion thereof, under the terms of this Deed of Trust, Grantors, their heirs, and assigns, shall upon the making of such sale, surrender and deliver possession of the Property to the Purchaser at such sale, and in the event of their failure to do so they shall after the making of the sale be tenants at will of such Purchaser. In the event of their failure to surrender possession of the Property upon demand, the Purchaser, or his or her heirs or assigns, shall be entitled to institute and maintain an action for forcible detainer of the Property in the Justice of the Peace Court in the Precinct in which such Property, or any part of it, is situated.

8.10    It is agreed that the Lien hereby created shall take precedence over, and be a prior Lien to, any other Lien of any character, whether vendor's, materialmen's, or mechanic's Lien created on the Property after the date of this agreement, and in the event the proceeds of the indebtedness secured by this agreement are used to pay off and satisfy any Liens existing on the Property prior to the date of this agreement, then Beneficiary is, and shall be, subrogated to all of the rights, Liens and remedies of the Holders of the indebtedness so paid.

8.11    It is further agreed that if Grantors, their heirs or assigns, while owning the Property, should commit an act of bankruptcy, or authorize the filing of a voluntary petition in bankruptcy, or should an act of bankruptcy be committed and involuntary proceedings instituted or threatened, or should the Property be taken over by a Receiver for Grantors, their heirs or assigns, the Exhibit “A” Debt shall, at the option of Beneficiary, immediately become due and payable, and the acting Trustee may then proceed to sell the Property under the provisions of this Deed of Trust.

8.12    It is agreed that if default is made in the payment of any installment of the Debt secured by this Deed of Trust, or any other indebtedness that is cross collateralized in this agreement, or if advancements are made under the terms of this Deed of Trust, the Holder shall have the option to proceed with foreclosure in satisfaction of such items, either through the courts or by directing the Trustee, or his or her successors in trust, to proceed as if under a foreclosure, conducting the sale as provided, without declaring the whole debt due.

(a) If the sale is made because of such default, such sale may be made subject to the un-matured part of the Debt secured by this Deed of Trust. It is agreed that such sale, if so made, shall not in any manner affect the un-matured part of the debt secured by this Deed of Trust, but as to such un-matured part this Deed of Trust shall remain in full force and effect, just as though no sale had been made under the provisions of this paragraph.

(b) It is further agreed that several sales may be made without exhausting the right of sale for any un-matured part of the debt secured, it being the purpose to provide for a foreclosure and sale of the security for any matured portion of the debt secured without exhausting the power of foreclosure, and to sell the security for any other part of the debt secured hereby whether matured at the time or subsequently maturing.

8.13    Without limiting any of the powers or remedies provided elsewhere herein, Grantors agree that in the event the indebtedness is payable in installments or includes, at any time, items of matured as well as un-matured indebtedness, the Holder of the matured installments or items of indebtedness, as the case may be, shall have the right to have the Property sold, subject to the part of the secured indebtedness that is un-matured at the time the Trustee is requested to make such sale.

(a) The Trustee is expressly authorized and empowered to conduct such sale, which is called an "installment foreclosure."

(b) Any such installment foreclosure made under this paragraph shall not affect the Lien securing that portion of the indebtedness to which the sale is to be made subject.

(c) No installment foreclosures shall exhaust the power of the Trustee to conduct future installment foreclosures, nor in any way limit the power of sale provided elsewhere in this document. The provisions elsewhere in this document relating to the manner of conducting Trustee's sales, including the advertising thereof, shall also apply to any installment foreclosure.

8.14    The filing of a suit to foreclose any Lien, mortgage or security interest hereunder, either on any matured portions of the indebtedness or for the whole indebtedness, shall never be considered to be an election so as to preclude foreclosure, under any power of sale contained in this agreement, after dismissal of the suit.

9. Trustee Not Liable For Damages

9.1    Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatever.

9.2    Trustee shall not be personally liable in case of entry by him or anyone acting by virtue of the powers granted him upon the mortgaged premises for debts contracted or liability or damages incurred in the management or operation of the mortgaged premises.

9.3    Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him in good faith to be genuine.

9.4    Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Grantor will save and hold him harmless from and against any and all loss, cost, liability, damage and expense whatsoever incurred by him in the performance of his duties.

9.5    All monies received by Trustee shall, until used or applied as herein provided be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder.

9.6    Trustee may resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this Trust or fail or refuse to exercise the same when requested by Beneficiary so to do or if for any reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the Trustee.

9.7    Such appointment may be executed by an authorized officer, agent or attorney-in-fact of Beneficiary (whether acting pursuant to a power of attorney or otherwise), and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors or any superior officer of Beneficiary.

9.8    Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, Deed of conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but, nevertheless, upon the written request of Beneficiary or his successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trust herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by the Trustee to the successor trustee so appointed in its or his place.

9.9    Trustee may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including, without limitation, the transmittal and posting of any notices.

9.10    Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested to do so by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to him against any and all costs, expenses and liabilities arising therefrom.

10. GENERAL PROVISIONS

10.1    In the event any item, term, or provision contained in this document is in conflict, or may hereafter be held to be in conflict, with the laws of Texas, this document shall be affected only as to its application to such item, term or provision, and shall in all other respects remain in full force and effect. In no event and upon no contingency shall Grantors be required to pay interest in excess of the maximum interest that may be lawfully charged by the Holder of the indebtedness under the laws of the State of Texas.

10.2    The execution and delivery of this Deed of Trust shall not impair or affect any other security (by endorsement or otherwise) for the payment of the secured indebtedness, and no security taken hereafter as security for payment of any part, or all, of the obligation shall impair in any manner or affect this Deed of Trust, all such present and future additional security being considered as cumulative security.

(a) Any of the property or collateral secured hereby may be released or partially released from this Deed of Trust without altering, varying, or diminishing in any way the force or effect of this Deed of Trust as to the Property or Collateral not expressly released.

(b) This Deed of Trust shall continue as a first Lien, security interest, and charge on all of the Property and Collateral not expressly released until all sums and indebtedness secured by this agreement have been paid in full. Any future assignment or attempted assignment or transfer of the interest of Grantors in and to any of the Property or Collateral described above shall not deprive the Beneficiary of the right to sell or otherwise dispose of all or any part of the Property.

10.3    It is agreed that a time extension, or time extensions, may be made concerning the payment of all, or any part, of the indebtedness secured by this agreement without altering or affecting the priority of the Lien created by this Deed of Trust.

10.4    In the event any portion of the indebtedness cannot be lawfully secured by this Deed of Trust Lien on the Property, it is agreed that the first payments made on the indebtedness shall be applied to the discharge of such portion of the indebtedness.

10.5    Beneficiary is entitled to receive any and all sums that may become payable to Grantors for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu of condemnation, as well as any sums that may be awarded or become payable to Grantors for damages caused by public works or construction on or near the Property.

(a) All such sums are assigned to Beneficiary, who may, after deducting all expenses actually incurred, including attorney's fees, release the remainder of the amount to Grantors or apply it to the reduction of the secured indebtedness, whether then matured or to mature in the future, or on any money obligation under this agreement, as and in such manner as Beneficiary may elect.

(b) Beneficiary shall not, in any event or circumstances, be liable or responsible for failure to collect, or to exercise diligence in the collection of, any such sums.

10.6    Nothing contained herein shall ever entitle Beneficiary, upon the arising of any contingency whatsoever, to receive or collect interest in excess of the highest rate allowed by the laws of the State of Texas on the principal indebtedness, or on any money obligation under this agreement, and in no event shall Grantors be obligated to pay interest in excess of such rate.

10.7    If this Deed of Trust is executed by only one person or by a corporation, the plural reference to Grantors shall be held to include the singular, and all of the covenants and agreements undertaken to be performed by, and the rights conferred upon, the respective Grantors shall be binding upon and inure to the benefit of not only the parties, but also their heirs, executors, administrators, grantees, successors, and assigns.

10.8    The Grantors hereby agree to furnish the Beneficiary with proof that insurance premiums and property taxes have been paid on the property on a timely basis, in order to assure the Beneficiary that the property is insured and that insurance coverage cannot or has not lapsed and that property taxes shall not become delinquent. Grantors agree to furnish the Beneficiary with such verification as the Beneficiary may reasonably require throughout the duration of the Debt.

10.11    It is agreed that an extension may be made at the time of the payment and that any part of the above described property may be released from this Lien without affecting the priority of the Lien which was created by this original dead of trust in favor of any junior Lien holder, mortgagee or purchaser or any other persons acquiring interest in the property that has been conveyed. It is the intention of the parties in this document to preserve the Lien priority on the property which has been described herein on all improvements referred to in this Deed of Trust.

Signed on September ___, 2005.

Grantors:

Quest Oil Corporation, a Nevada corporation

By: ________________________________

Its: ________________________________

Wallstin Petroleum, LLC, a Texas limited liability company

By: _________________________________

Its: _________________________________

STATE OF TEXAS   §
              §
COUNTY OF                                       §

This instrument was acknowledged before me on the __ day of ______________, 2005, by ________________________, _________________ of Quest Oil Corporation, a Nevada corporation, on behalf of said corporation.

                                                                                            __________________________
                                                                                            Notary Public, State of Texas

Notary’s commission expires:

STATE OF TEXAS   §
              §
COUNTY OF                               §

This instrument was acknowledged before me on the _ day of ______________, 2005, by ________________________, _________________ of Wallstin Petroleum, LLC, a Texas Limited Liability Company, on behalf of said company.

                                                                                Notary Public, State of Texas

Notary’s commission expires:

EXHIBIT “A”

LIST OF INVESTORS

EXHIBIT “B”

1. Oil, Gas and Mineral Leases:

All of Grantors’ interest in the following oil, gas and mineral leases:

Cox Lease

Oil and Gas Lease dated June 30, 1981, between Frances Cox, as Lessor, and Greg Zelienski et al., as Lessee, recorded in Volume 760, Page 604, Deed Records of Eastland County, Texas, as amended by instrument executed December 28, 1981, and recorded in Volume 773, Page 626, Deed Records of Eastland County, Texas, and as corrected by instrument executed April 28, 1982, and filed for record under File No.82-14323 in the Official Public or Real Property Records of Eastland County, Texas, covering the NE/4 of Section 76, Block 3, H&TC Ry. Co. Survey, A-1328, in Eastland County, Texas, SAVE AND EXCEPT 26.3944 acres, more or less, out of the W/2 of S/3 of such tract, all as more particularly described in said Lease, as amended and corrected.

Elliott Lease

Oil, Gas, and Mineral Lease dated April 13, 1972 between Catherine Elliott, as Lessor, and B.J. Hatchett et al., as Lessee, covering the W/2 of S/3 of NE/4 of Section 76, Block 3. H&TC Ry. Co. in Eastland County, Texas, containing 26.3944 acres, more or less, as recorded in Volume 782, Page 530, Deed Records of Eastland County, Texas.

Tarver "B" Lease

Oil, Gas, and Mineral Lease granted in Agreed Judgment and Lease dated January 18, 1983 in Cause No. 30,165, in the 91st Judicial District Court, Eastland County, Texas, in the lawsuit styled West Texas Mineral Interests, Inc. vs. Bob Armstrong, Commissioner of the General Land Office of the State of Texas covering the SE/4 of Section 76 Block 3, H&TC Ry. Co. Survey, Abstract No. 2142, Eastland County, Texas as more fully described in instrument dated March 7, 1983, and recorded in Volume 816, Page 222, Official Public Records of Eastland County, Texas.

Tarver “A” Lease

Oil, Gas and Mineral Lease dated October 28, 2004 between, Delbert Tarver, as Lessor, and Wallstin Petroleum, LLC, as Lessee, covering the NW/4 of Section 57, Block 3, H&TC Ry. Co. Survey, Abstract 245, being 160 acres, more or less, in Eastland County, Texas, and said Lease being recorded in Volume 02285, pages 83 and 84, Official Public Records of Eastland County, Texas.

Nettie Gardner Lease

Being 116.3 acres, more or less, out of the NE corner of Joseph Blieke Survey No. 1055, Abstract 45, Certificate No. 364, in McCullough County, Texas, patented to Jacob De Cordova by Patent No. 642, Volume II, and described by metes and bounds as follows:
Beginning at the NE corner of Survey No. 1055 for NE corner of this tract: THENCE with the East line of said Survey No. 1055, South 558.6 varas to a stake; THENCE N 67 W 1,281 varas to a stake for the SW corner of this tract, from which a mesquite. 10” in diameter bears. S 83 ½ E 44 varas; THENCE North 23 E 00 varas to a stake in the South line of a public road; THENCE with the South line of said public road S 67 E 1,242 varas to the place of beginning.

2. Other Interests:

All right, title and interest of Grantors (including, without limitation, the right to receive payments due Grantors as the Seller under any of said contract) under all gas sales contracts, oil, gas, condensate or other product sales contracts and division orders now existing or which may, prior to the final release of this Mortgage, be hereafter made in connection with any of the above described leases, including all such contracts relating to the oil, gas and mineral leases, units, lands, pipeline or pipeline gathering systems conveyed and assigned in this instrument; together with all of Grantors’ title, interest and rights, including the right to receive oil, gas and mineral production, in all oil or gas units in which any of the above Oil, Gas and Mineral Leases are now or hereafter pooled or unitized for oil or gas operation or production; provided that nothing herein shall be construed as authorized Grantors to execute any future unit declaration or agreement which will affect the lands covered by the above Oil, Gas and Mineral Leases without the prior consent of the Beneficiary named in the foregoing Deed of Trust.